EXHIBIT  8
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BDO  INTERNATIONAL
Certified  Public  Accountants
29th  Floor  Wing  On  Centre
111  Connaught  Road  Central
Hong  Kong
Telephone:  (852)  2541-5041
Facsimile:  (852)  2815-0002


             CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

Asian  Star  Development  Inc.

We hereby consent to the use in the Form 10-SB (the AForm@) constituting a part of this Registration Statement of our report dated April 23, 1999, relating to the consolidated financial statements of Asian Star Development, Inc., which is contained in that Form.

/s/  BDO  International
April  30,  1999

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